Exhibit 10.2

CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

This Amended and Restated Master Services Agreement (this “Agreement”) is effective as of February 28, 2007 (the “Effective Date”), by and between Sona Mobile Holdings Corp., a Delaware corporation, located at 245 Park Avenue, 39th Floor, New York, NY, 10167 (“Sona”), and Shuffle Master, Inc., a Minnesota corporation, located at 1106 Palms Airport, Las Vegas, Nevada 89119 (“Shuffle Master”). As of the Effective Date, this Agreement amends and restates that certain Master Services Agreement by and between Sona and Shuffle Master dated as of January 13, 2006.

RECITALS

A. Sona is in the business of, among other things, software development and licensing and providing software customization, support and additional services; and

B. Shuffle Master is in the business of, among other things, developing gaming equipment, games, and operating systems for gaming equipment and related products and services throughout the United States and other countries and desires to (i) obtain the Services from Sona and (ii) license the Sona Software Licenses (as defined herein) from Sona all as described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sona and Shuffle Master agree as follows:

AGREEMENT

1. Services.

1.1 Request for Services. Sona agrees to render software development and related services (“Services”) to Shuffle Master for the term of this Agreement. Sona shall render Services to Shuffle Master upon Shuffle Master submitting a written request that includes an overview of the nature of the Services requested and the Deliverables (as defined herein) to be delivered. “Deliverables” means any item developed for Shuffle Master pursuant to a written agreement, executed by each party hereto, in substantially the form as Attachment A pursuant to which Sona shall perform Services for Shuffle Master (each such agreement shall be known as a “Statement of Work”). The initial Statement of Work, attached hereto as Attachment B, relates to the development of software applications referred to herein as “Existing Games Integration and Mobilization” and described in Attachment B. A Deliverable may include, but is not limited to, development of products, software, applications, documentation, data, reports, specifications, or other Intellectual Property Rights. “Intellectual Property Rights” means copyright rights (including, without limitation, the exclusive right to use, reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), trademark rights (including, without limitation trade names, trademarks, service marks and trade dress), patent rights (including, without limitation, the exclusive right to make, use and sell), trade secrets, moral rights, right of publicity, authors’ rights, contract and licensing rights, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, regardless of whether such rights arise under the laws of the United States, or any other state, country or jurisdiction. Deliverables shall not include any materials, software, documentation or other items in existence at the time the Statement of Work is executed by the parties or any tools, processes or utilities, including the Sona Software Libraries (as defined in Section 3.3 below), used to make the Deliverables (whether conceived, reduced to practice or developed before or during the term of this Agreement). Absent the execution of a Statement of Work, Sona shall not be required to provide Services to Shuffle Master. Unless agreed otherwise in writing, this Agreement shall govern the performance of Services by Sona to Shuffle Master.

1.2 Performance of Services and Delivery of Deliverables. Sona agrees to perform those obligations assigned to it in each Statement of Work and to deliver the Deliverables described in each Statement of Work.

1.3 Acceptance of Services and Deliverables. Unless otherwise stated in a Statement of Work, during the sixty (60) day period following the delivery of a Deliverable (the “Evaluation Period”), Shuffle Master shall have the right to evaluate and test the Deliverable in order to determine if it conforms with the functional and technical specifications and other acceptance criteria set forth in the Statement of Work for such Deliverable. In the event that the Deliverable does not conform to such specifications, as reasonably determined by Shuffle Master, Shuffle Master shall provide written notice to Sona describing the non-conformity(ies). Sona agrees to correct all such non-conformities and redeliver the corrected Deliverable to Shuffle Master for re-evaluation and re-testing as provided in this Section. If Shuffle Master does not report a non-conformity during the Evaluation Period, Shuffle Master shall be deemed to have accepted the Deliverable or the corrected version of the Deliverable, if applicable. In lieu of requesting Sona to correct a non-conformity, Shuffle Master may, in its discretion (a) modify the specifications so that the Deliverable conforms or (b) accept such non-conformity.

1.4 Software Maintenance Services. During the term, Sona agrees to provide software maintenance services (“Software Maintenance Services”) to Shuffle Master with respect to Existing Games Integration and Mobilization and as set forth in the Statements of Work. Sona agrees to provide such Software Maintenance Services on an annual basis during the term of this Agreement (with each such annual period beginning on the date of delivery of the applicable Deliverable). The Software Maintenance Services shall be limited to commercially reasonable and customary services that are necessary to ensure the applicable Deliverable (i) meets the functionality specifications agreed by the parties pursuant to this Agreement and the applicable Statement of Work and (ii) if applicable, interfaces properly with Shuffle Master’s proprietary gaming products. As soon as reasonably practicable after receipt of a written notification from Shuffle Master requesting Software Maintenance Services and specifically describing the defect, failure, malfunction or virus contained in the Deliverable that prevents such product from functioning in accordance with the functionality specifications (an “Error”), Sona shall acknowledge receipt of such request, identify resources to correct such Error(s) and provide a preliminary assessment of such Error(s) based upon the information then available. Upon correction of any Error(s), Sona shall make available to Shuffle Master the updated software in electronic format with release notes. Sona acknowledges and agrees that “Software Maintenance Services” shall not include the modification of the Existing Games Integration and Mobilization to comply with or qualify for an exemption from any gaming licenses or other local, state, federal or other applicable regulatory requirements in connection with the Existing Games Integration and Mobilization. These additional services if any will be available from Sona at no cost.

1.5 Payment Terms. In consideration for the Services provided hereunder, and provided Sona is not in material breach of the terms and conditions of this Agreement, Shuffle Master agrees to pay Sona all amounts set forth in each Statement of Work in accordance with the payment schedule set forth therein. In consideration for the Software Maintenance Services, and provided Sona is not in material breach of the terms and conditions of this Agreement, Shuffle Master agrees to pay Sona the annual software maintenance fees set forth in each applicable Statement of Work for each twelve month period that Software Maintenance Services are provided by Sona to Shuffle Master. All payments due to Sona hereunder are due and payable within thirty (30) days from the date Sona’s invoice for such services is received by Shuffle Master. Notwithstanding anything contained herein to the contrary, all Services performed with respect to the Existing Games Integration and Mobilization and Software Maintenance Services with respect to the Existing Games Integration and Mobilization shall be performed by Sona at no cost to Shuffle Master.

2. Proprietary Information. Sona and Shuffle Master executed a Mutual Non-Disclosure Agreement dated as of August 19, 2005 (the “Confidentiality Agreement”) and each of them confirms that it is bound by its terms.

3. Ownership.

3.1 Shuffle Master Ownership. Each of the Deliverables, including, without limitation, Existing Games Integration and Mobilization, shall be the sole and exclusive property of Shuffle Master. Shuffle Master and Sona agree that, to the extent allowed by this Agreement and law, all Deliverables shall be considered “work-made-for-hire” within the meaning and purview of Section 101 of the Copyright Act of 1976, 17 U.S.C. Section 101, and ownership of the entire right, title and interest in all Deliverables, including, but not limited to, any and all copyrights therein, shall reside in Shuffle Master.

3.2 Assignment. Sona hereby irrevocably transfers, assigns and conveys to Shuffle Master the entire right, title and interest in all Deliverables, including, but not limited to, the exclusive copyright ownership of them, the right to register and renew the copyrights throughout the world, rights under the Universal Copyright Convention and the Berne Convention (throughout the world and for the entire duration of the copyright) and all other intellectual property rights, including without limitation all patent rights. In the event that Shuffle Master is unable, after reasonable effort, to obtain Sona’s signature on any letters patent, copyright or other analogous protection related to any Deliverables for any reason whatsoever, Sona hereby irrevocably designates and appoints Shuffle Master through its duly authorized president as Sona’s agent and attorney-in-fact, to act for and in Sona’s behalf and stead solely to execute and file any application or applications and do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous intellectual property protection related to the Deliverables with the same legal force and effect as if executed by Sona.

3.3 Sona Ownership. Shuffle Master acknowledges that except for the rights expressly granted to Shuffle Master herein, this Agreement does not transfer to Shuffle Master, and Shuffle Master does not obtain from Sona any Sona Technology, and all right, title and interest in and to Sona Technology shall remain solely with Sona. “Sona Technology” means Sona’s proprietary technology, software tools, hardware designs, algorithms, the Sona Software Libraries (as defined below), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), techniques and designs, know-how, trade secrets and any related Intellectual Property Rights throughout the world (whether owned by Sona or licensed to Sona from a third party) conceived, reduced to practice, or developed before, during or after the term of this Agreement by Sona. “Sona Software Libraries” means the source code libraries, run-time binaries, processes and other intellectual property set forth on Attachment C in source code and object code form, including all improvements and modifications made to the Sona Software Libraries.

4. License Grants and Prohibitions.

4.1 Sona Software Libraries. Subject to Shuffle Master’s payment to Sona of all fees validly owed for Services under this Agreement, if any, and subject to terms and conditions of that certain Amended and Restated Licensing and Distribution Agreement between the parties of even date herewith (“Licensing and Distribution Agreement”), Sona hereby grants to Shuffle Master during the term of this Agreement a non-exclusive license to the Sona Software Libraries on the identical terms (including, without limitation, the restrictions and approval rights therein) applicable to the license to the “Sona Software” in the Licensing and Distribution Agreement.

4.2 Shuffle Master Prohibitions. Shuffle Master acknowledges that the Sona Software Libraries are a trade secret and proprietary to Sona. Unless Shuffle Master has received Sona’s prior written consent or except as expressly provided otherwise hereunder or in the Licensing and Distribution

Agreement, Shuffle Master is expressly prohibited from (i) renting, selling, sublicensing or otherwise transferring, directly or indirectly, any Sona Software Libraries to any third party or person, (ii) reverse assembling, reverse compiling, or otherwise translating or attempting to learn the source code of the Sona Software Libraries, (iii) preparing or creating derivative works of the Sona Software Libraries, (iv) modifying the Sona Software Libraries, (v) using the Sona Software Libraries to process information belonging to a third party for such third party’s use, and (vi) copying the Sona Software Libraries.

5. Modifications and Updates to Sona Software Libraries. Sona intends to continue to make modifications to the Sona Software Libraries. During the term of this Agreement, these updates will be made available to Shuffle Master in electronic format with release notes at no additional cost to the extent such modifications are necessary for the proper interfacing of the Deliverables.

6. Intentionally Omitted.

7. Term and Termination.

7.1 Term of Agreement. Unless earlier terminated as provided below, this Agreement shall commence on the Effective Date and shall remain in effect until the later of the following dates: (i) the date five (5) years after the Effective Date (the “Initial Term”); or (ii) the termination date on the last Statement of Work or Software Maintenance Service period in effect. Upon the expiration of the Initial Term (or subsequent Renewal Term, as the case may be), this Agreement shall automatically renew for successive periods of five years (each, a “Renewal Term”) if Shuffle Master exercises its right to renew the Licensing and Distribution Agreement. The Initial Term and Renewal Term(s) may be collectively referred to as the “term”.

7.2 Term of Statements of Work. Each Statement of Work shall be effective on the date of execution and shall continue until the later of (i) the date the last to be delivered Deliverable is accepted as provided in this Agreement or (ii) the date on which the last task or obligation under the Statement of Work has been performed in full.

7.3 Termination for Cause.

(a) Breach. Either party may terminate this Agreement if the other party materially breaches any material provision of this Agreement and the dispute resolution procedures set forth in Section 14 of this Agreement fail to resolve such breach.

(b) Licensing and Distribution Agreement. Either party may terminate this Agreement if the other party materially breaches the aforementioned Licensing and Distribution Agreement between the parties.

(c) Statements of Work. Either party may terminate a Statement of Work if the other party breaches any material provision of such Statement of Work and the dispute resolution procedures set forth in Section 14 of this Agreement fail to resolve such breach. The termination of an individual Statement of Work pursuant to this Section shall not result in the termination of this Agreement or any other Statement of Work.

(d) Remedies in the Event of Termination for Cause. In the event a party terminates this Agreement or a Statement of Work pursuant to this Section 7.3, then such party shall, subject to the terms of this Agreement, be entitled to seek available remedies at law or in equity.

7.4 Insolvency. In the event that either party ceases conducting business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets or avails itself of, or becomes subject to, any proceeding under the Federal Bankruptcy Act or any other statute of any state relating to insolvency or the protection of rights of creditors, then the other party may, at its sole option, terminate this Agreement pursuant to the provisions set forth above.

7.5 Termination for Regulatory Licensing Jeopardy. Either party may terminate this Agreement by giving notice to the other party if the non-terminating party takes any action or fails to take any action that jeopardizes any of the terminating party’s licenses and/or approvals in any licensing jurisdiction wherever located; or if any governmental agency takes any action against the non-terminating party which governmental action jeopardizes any of the terminating party’s licenses and/or approvals in any licensing jurisdiction; or in the event that Sona takes any action or fails to take any action that jeopardizes any of Shuffle Master’s gaming licenses, approvals or permits; or in the event that Sona’s relationship with Shuffle Master in any way jeopardizes or puts at risk any of Shuffler Master’s existing, pending or future gaming licenses, approvals or permits.

7.6 Effect of Termination. The parties agree that except as otherwise expressly provided herein all obligations under Sections 1.5, 2, 3, 4, 5, 7 and 10-26 of this Agreement shall continue in effect after termination of this Agreement.

8. Independent Contractor Status. Sona represents and warrants that it, and not Shuffle Master, is the employer of Sona’s employees and that Sona shall be solely responsible for complying with all laws, rules and regulations of any governmental authority having appropriate jurisdiction relating to that employment, including, but not limited to, immigration, taxation, worker compensation and unemployment compensation. This Agreement does not entitle either party to be the employee, partner, joint venturer, agent, fiduciary or legal representative of the other for any purpose whatsoever Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations under this Agreement, each party shall be acting as an independent contractor.

9. Exclusivity of Services. Shuffle Master agrees that during the term of this Agreement, Sona shall be the exclusive provider of the Services with respect to the Existing Games Integration and Mobilization for the Wireless Gaming System (as such term is defined in the Licensing and Distribution Agreement) and as set forth in the Statements of Work, including without limitation any software development duties for the development of, or provision of software maintenance, enhancements and updates in connection therewith. Subject to the Licensing and Distribution Agreement, notwithstanding the foregoing, Sona acknowledges that Shuffle Master has the right to license its game content to other wireless gaming providers and such other wireless gaming providers will be performing services similar to the Services hereunder to enable the game content to be utilized by such providers’ wireless gaming system and that nothing contained herein prohibits such services to be performed by the other wireless gaming providers in connection with the use of Shuffle Master’s game content.

10. Non-Solicitation. Each party agrees that it will not solicit for employment any personnel of the other party prior to the first anniversary of the termination of this Agreement; the foregoing does not prohibit mass media advertising not specifically directed towards employees of either party.

11. Warranties.

11.1 Mutual Representations. Each party represents and warrants to the other party that, during the term of this Agreement, it possesses and will possess the full power and authority to enter into this Agreement. Each party further represents and warrants that it has full power and authority to fulfill its obligations hereunder and under a Statement of Work, and the performance according to the terms of this Agreement or a Statement of Work will not breach any separate agreement by which such party is bound.

11.2 Deliverables Performance. Sona hereby represents and warrants that each of the Deliverables delivered to Shuffle Master: i) will function substantially in accordance with the functional specifications contained in the applicable Statement of Work, and that the failure to deliver any of the Deliverables substantially in accordance with the specifications in any Statement of Work shall be considered a material breach of this Agreement; ii) will not infringe or violate any rights of any third parties; or iii) will not require the approval or consent of any third party for Shuffle Master to enjoy the benefits contemplated by this Agreement.

11.3 Compliance with Gaming Laws. Shuffle Master warrants that it will use its good faith commercially reasonable efforts, in its sole discretion, to attempt to obtain all necessary gaming licenses; and will comply with any other local, state, federal or other applicable regulatory requirement in connection with its use of any Deliverable.

11.4 Limiting Devices. Sona represents and warrants that the software included in any Deliverable at the time delivered to Shuffle Master will not contain any lock-out, drop-dead, timer, clock or other limiting device or routine that causes such software to become inoperable, erased, impaired or incapable of functioning in the manner for which it was designed; except as explicitly designed as part of any licensing mechanism associated with the Deliverables.

11.5 Viruses. Immediately before shipment, Sona represents and warrants that it will test each element of the software included in a Deliverable utilizing the most recent version and the most recent data file of a reputable, commercially available anti-virus checking software program and will ensure that the software included in such Deliverable is free of any viruses identified by such anti-virus checking software program.

12. Indemnification.

12.1 Indemnity Claims. Sona hereby indemnifies, holds harmless and defends, at its own expense, any claim, liability, loss, suit, damage, action or proceeding (each, an “Action”) against Shuffle Master and Shuffle Master’s officers, directors, employees, contractors (but not Sona), agents, licensers, licensees and customers if the Action arises from or is related to i) any breach of any representation, warranty, covenant, agreement or obligation of Sona set forth in this Agreement; or ii) a claim that any of the Sona Software Libraries, the Existing Games Integration and Mobilization or any other Deliverables provided to Shuffle Master under this Agreement: x) infringes or violates any copyright or patent or misappropriates any trade secrets; or y) infringes or violates any other rights of any kind of any third party; Sona agrees to pay any damages, losses, costs, expenses and other liabilities (including, without limitation, any attorneys fees incurred by Shuffle Master) in connection with any such Action or an indemnity claim hereunder.

12.2 Shuffle Master Indemnity. Shuffle Master hereby indemnifies, holds harmless and defends at its own expense any Action against Sona to the extent that Sona actually suffers a financial loss and the Action arises from or is related to any unauthorized use the Sona Software Libraries by Shuffle Master.

12.3 Procedure. Each party’s indemnification obligations under this Agreement shall be subject to: (i) the indemnifying party receiving prompt written notice in reasonable detail of the existence of any Action from the indemnified party; (ii) the indemnifying party having, at its option, sole control of the defense of such Action and any related settlement negotiations and the right, at its own cost and expense, to compromise, settle or consent to the entry of a judgment with respect to such Action; provided, however, that the indemnifying party shall not do so without the prior express written consent of the indemnified party if such compromise, settlement or judgment: (a) materially diminishes the indemnified party’s rights under this Agreement or seeks to impose additional obligations on the indemnified party; (b) arises out of or is a part of any criminal action, suit or proceeding; (c) contains a stipulation or admission or acknowledgement of any liability or wrongdoing (whether in contract, tort or otherwise) on the part of the indemnified party; or (d) if any settlement causes any risk of jeopardy to any party’s licenses; but further provided, however, that the indemnified party shall have the sole right to select the counsel to defend the indemnified party, with all of said counsel’s fees and costs being the sole responsibility of the indemnifying party; (iii) the indemnified party being permitted to also hire counsel of its choice at its own expense in defense of any Action (without the same reducing the indemnifying Party’s indemnity obligations hereunder); and (iv) the indemnifying party receiving the reasonable cooperation of the indemnified party in the defense of any Action.

13. Intentionally Omitted.

14. Dispute Resolution. Each party agrees that it will not terminate this Agreement or a Statement of Work for material breach or, unless otherwise required in order to comply with deadlines under the law, file an action or institute legal proceedings with respect to any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement, until: (i) it has given the other party written notice of the material breach or other grievance; (ii) the other party has failed to provide an effective remedy within thirty (30) days after receipt of such notice; (iii) it has requested that senior executives for both parties meet and discuss the matter in order to consider informal and amicable means of resolution; and (iv) either such meeting failed to occur within thirty (30) days after such request or the meeting did not produce a mutually satisfactory resolution of the matter.

15. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, assigns and legal representatives; provided, however, that neither Shuffle Master nor Sona shall assign its rights or delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding, however, Shuffle Master and Sona may assign their respective rights and obligations under this Agreement to (i) a parent or subsidiary that is controlling, controlled by, or under common control with, such party or (ii) the purchaser of the shares or substantially all of the assets of such party hereunder by operation of law or otherwise, provided that the assignee hereunder agrees in writing to assume all of the obligations of the assigning party under this Agreement and promptly provides a copy thereof to the non-assigning party. Any attempted assignment of this Agreement not in accordance with this subsection shall be null and void. Upon completion of any assignment under this Section 15, the assigning party shall have no further liability with respect to any of the rights or obligations assigned.

16. Notices. Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be either (i) delivered in person, (ii) sent by first class registered mail, or (iii) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth in the preamble of this Agreement. Either party may change its address for notice by notice to the other party given in accordance with this Section. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, or one (1) day after delivery to an overnight air courier service. Unless otherwise provided, notices to Sona shall be directed to its Chief Executive Officer and Chief Financial Officer.

17. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

18. Export Control. Neither party may export or re-export any software licensed pursuant to this Agreement without the appropriate United States and foreign government licenses.

19. No Third Party Beneficiaries. Shuffle Master and Sona agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party or the customers of Shuffle Master.

20. Severability; Waiver. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement shall remain in full force and effect. The waiver of any breach or default of this Agreement shall not constitute a waiver of any subsequent breach or default, and shall not act to amend or negate the rights of the waiving party.

21. Entire Agreement; Counterparts; Originals; Amendments. This Agreement, including all attachments, Statement of Works, and other documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter, including, without limitation, the original Master Services Agreement, which is hereby amended and restated in its entirety. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document expressly modifying this Agreement and duly executed by a Vice President or higher-level officer of each of Shuffle Master and Sona in accordance with this Section 21. For purposes of this Agreement, the term “written” means anything reduced to a tangible form by a party, including a printed or hand written document, e-mail or other electronic format.

22. No Construction Against the Drafter. The parties agree that any principle of construction or rule of law that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall not apply to the terms and conditions of this Agreement.

23. Interpretation of Conflicting Terms. In the event of a conflict between or among the terms in this Agreement and other documents referred to herein or made a part hereof, the documents shall control in the following order unless a Statement of Work expressly and unambiguously states that the parties have agreed otherwise: the Agreement, then a Statement of Work.

24. Remedies. Except as provided in Sections 12 and 13, the parties’ rights and remedies under this Agreement are cumulative. The parties acknowledge and agree that Deliverables and Deliverables contain valuable trade secrets and proprietary information of Shuffle Master, that any actual or threatened breach of Section 2 shall constitute immediate, irreparable harm to Shuffle Master or Sona, as applicable, for which monetary damages would be an inadequate remedy and that injunctive relief is an appropriate remedy for such breach.

25. Due Diligence. Sona shall, prior to entering into this Agreement, have completed Shuffle Master’s due diligence forms to Shuffle Master’s sole satisfaction certifying Sona’s compliance with relevant gaming laws and regulations and shall update such forms when reasonably requested to do so by Shuffle Master and at least annually. Notwithstanding any other provisions that may be contained to the contrary in this Agreement, Sona acknowledges that Shuffle Master’s business is highly regulated. Accordingly, both prior to and after the execution of this Agreement, Shuffle Master shall have the right to perform due diligence on Sona as required by any gaming regulators in those jurisdictions in which Shuffle Master is licensed. On an ongoing basis, Sona shall be obligated to fully and reasonably cooperate with Shuffle Master related to such due diligence.

26. Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of Nevada and the United States of America, without regard to conflict of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SONA MOBILE HOLDINGS CORP.		SHUFFLE MASTER, INC.
By:	/s/ Shawn Kreloff	By:	/s/ Paul Meyer
Name:	Shawn Kreloff	Name:	Paul Meyer
Title:	CEO	Title:	President

Attachment A

STATEMENT OF WORK (Example of format)

Title of Project

Section 1: General scope and nature of this Statement of Work:

Section 2: Deliverables; Functional Specifications

Section 3: Performance Warranty for Deliverables (if different than as provided for in the Agreement):

Section 4: Payment Amount and Payment Terms

Section 5: Annual Software Maintenance Fees (if any)

Section 6: Schedule of performance:

Section 7: Ownership of IP rights (if different than as provided for in the Agreement):

Section 8: Project Managers

NOTE: This Statement of Work is governed by the terms of that certain Master Services Agreement in effect between Sona and Shuffle Master. In the event of any inconsistency between the provisions of this Statement of Work and the Master Services Agreement, the provisions of the Master Services Agreement shall govern unless this Statement of Work expressly and unambiguously states that the parties have agreed otherwise.

IN WITNESS WHEREOF, the parties have executed this Statement of Work as of the date last written below.

SONA MOBILE HOLDINGS CORP.	SHUFFLE MASTER, INC.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Attachment B

INITIAL STATEMENT OF WORK

(Existing Games Integration and Mobilization)

Attachment B

STATEMENT OF WORK

This Amended and Restated Statement of Work supersedes and renders null and void in all respects that Statement of Work dated December 21, 2006.

Section 1: General scope and nature of work:

To develop software that allows casino patrons to use a wireless handheld device to connect to a specific Shuffle Master Vegas Star- or Rapid-branded electronic multiplayer terminal (enumerated below) and join game play and wagering using the Sona Mobile Holdings Corp. (“Sona”) Casino On Demand system.

Section 2: Deliverables; Functional Specifications

1.

Vegas Star Wireless Public Domain [***] (“VSW [***]”) Sona will add VSW [***] as an extension to Sona’s Casino On Demand platform. The additional modules include a PDA based game client, a server based game engine and the necessary interface software to connect to an existing Shuffle Master Vegas Star [***] multiplayer terminal (“VS[***]”). These modules together will allow a player via the Casino On Demand system to join in game play on a VS[***]. For clarity, this Deliverable does not include any Sona proprietary betting interface, the game client framework, or the game engine framework. These constitute a portion of the Sona Software Libraries.

2.

Vegas Star Wireless [***] (“VSW [***]”) Sona will add VSW [***] as an extension to Sona’s Casino On Demand platform. The additional modules include a PDA based game client using Sona’s proprietary [***] betting interface, a server based game engine and the necessary interface software to connect to an existing Shuffle Master Vegas Star [***] multiplayer terminal (“VS[***]”). These modules together will allow a player via the Casino On Demand system to join in game play on a VS[***]. The [***] game will use Sona’s existing, proprietary [***] betting interface. For clarity, this Deliverable does not include any Sona proprietary betting interface, the game client framework, or the game engine framework. These constitute a portion of the Sona Software Libraries.

3.

Rapid [***] Wireless Sona will add Rapid [***] Wireless as an extension to its Casino On Demand platform. The additional modules include a PDA based game client using Sona’s proprietary [***] betting interface, a server based game engine and the necessary interface software to connect to an existing Shuffle Master Rapid [***] multiplayer terminal (“[***]”). These modules together will allow a player via the Casino On Demand system to join in game play on a [***]. The [***] game will use Sona’s existing, proprietary [***] betting interface. For clarity, this Deliverable does not include any Sona proprietary betting interface, the game client framework, or the game engine framework. These constitute a portion of the Sona Software Libraries.

4.

PDA Standalone demo games Sona will develop a standalone Windows Mobile PocketPC application with versions of four games available from the existing Casino On Demand system: [***], [***], [***], and [***] (either public domain or [***]). These games will represent a realistic game play simulation of the versions available from the complete system without the need to connect to a production Casino On Demand server. The card games will play multiple hands and evaluate the results paying the player according to the appropriate pay-table. [***] will use a pseudo random number generator to play an unlimited number of games. The [***] game will use Sona’s existing, proprietary [***] betting interface. For clarity, this Deliverable does not include this interface or any Sona Software Libraries.

5.

Vegas Star Wireless [***] (“VS [***]”) Sona will add VS [***] as an extension to its Casino On Demand platform. The additional modules include a PDA based game client, a server based game engine and the necessary interface software to connect to an existing Shuffle Master Vegas Star [***] multiplayer terminal (“VS[***]”). These modules together will allow a player via the Casino On Demand system to join in game play on a VS[***]. For clarity, this Deliverable does not include any Sona proprietary betting interface, the game client framework, or the game engine framework. These constitute a portion of the Sona Software Libraries.

6.

Public Domain game clients, part I Sona will develop client versions of the following public domain games to connect to its Casino On Demand platform: [***], [***], [***], [***], [***], and [***]. For clarity, this Deliverable is part of the Sona Software Libraries and remains property of Sona.

7.

Public Domain game clients, part II Sona will develop client versions of the following public domain games to connect to its Casino On Demand platform: [***] and [***], [***]. For clarity, this Deliverable is part of the Sona Software Libraries and remains property of Sona.

8.

Public Domain game clients, part III Sona will develop client versions of the following public domain games to connect to its Casino On Demand platform: [***]. For clarity, this Deliverable is part of the Sona Software Libraries and remains property of Sona.

9.

Shuffle Master proprietary content game clients, part I Sona will develop client versions of the following Shuffle Master games to connect to Sona’s Casino On Demand platform: [***], [***], [***], [***], [***], and [***].

10.	Shuffle Master proprietary content game clients, part II Sona will develop client versions of the following Shuffle Master games to connect to Sona’s Casino On Demand platform: [***].
11.

Demo Units Sona will develop client and server software to showcase the key functionality of the Casino On Demand system without the need for the full suite of servers that would normally be installed in a production environment. Sona, at its cost, will install and configure this software to run on up to five (5) Shuffle Master provided laptop-based systems and two (2) Shuffle Master provided desktop-based systems. Shuffle Master will provide all requisite gaming, power, computer, network and communications hardware including, but not limited to: handheld wireless devices, wireless access points, wireless routers, power converters, and laptop or desktop computers to emulate production server functions. Sona will assist Shuffle Master with the selection of the appropriate hardware depending on the desired deployment environment such as trade shows, sales calls, international travel, etc. For clarity, this Deliverable is part of the Sona Software Libraries and remains property of Sona. Minimum hardware specifications for the Demo Unit hardware are:

a.	Desktop computer: Intel or AMD dual-core CPU, 2 GB RAM, 40 GB hard drive, Ethernet, 1280x1024 video card, 19-inch LCD

b.	Laptop computer: Intel or AMD dual-core CPU, 2 GB RAM, 40 GB hard drive, Ethernet
c.	Wireless infrastructure for trade shows: Symbol WS2000 wireless switch, four (4) AP300 802.11 a/b/g Wireless Access Points
d.	Wireless router for laptop-based demos: Commercial, off-the-shelf (COTS) wireless travel router such as Linksys WTR54GS or similar.
e.	Wireless handheld devices: Symbol MC70 Windows Mobile device with 802.11 a/b/g radio. Kiosks, tablets or UMPC units to be mutually agreed upon by both parties
f.	Power adapters or converters: Appropriate for the destination country of use.

Section 3: Performance Warranty for Deliverables (if different than as provided for in the Agreement):

n/a

Section 4: Payment Amount and Payment Terms

n/a

Section 5: Annual Software Maintenance Fees (if any)

n/a

Section 6: Schedule of performance:

All Deliverable dates require Shuffle Master’s complete commitment to assisting Sona to obtain Shuffle Master or Stargames technology that is required to develop and test these systems. Shuffle Master will provide all Vegas Star and Rapid software (including, but not limited to, graphics, software libraries, source code or object code); Vegas Star or Rapid full technical specifications or documentation; Shuffle Master and Stargames engineering resources; and any Vegas Star or Rapid development or production hardware units needed for testing delivered to Sona’s Boulder, Colorado office. All Requests by Sona to Shuffle Master for the foregoing will be promptly met. Subject to Shuffle Master’s timely providing the foregoing materials and assistance, Sona will endeavor to accomplish the following:

•	Deliverables 2 & 5 ready for testing by Shuffle Master by [***].
•	Deliverables 1, 4 & 7 ready for testing by Shuffle Master by [***].
•	Deliverable 3 ready for testing by Shuffle Master by [***].
•	Deliverables 6 & 9 ready for testing by Shuffle Master [***].
•	Deliverables 8 & 10 have no due date but will be evaluated based on business needs, mutually agreed upon by both parties.
•	Deliverable 11 ready for testing by Shuffle Master within [***] calendar days of [***].

Section 7: Ownership of IP rights (if different than as provided for in the Agreement):

As set forth above in Section 2, Sona owns Deliverables 6, 7, 8 and 11.

Section 8: Project Managers

Andrew Brandt & Peter Shoebridge

Section 9: Additional Games

In the event Sona desires to include any additional Shuffle Content or any additional third party or public domain content on the Wireless Gaming System, such additional content shall be integrated and mobilized by Sona for the Wireless Gaming System at the sole cost and expense of Sona. In the event Shuffle Master requests that Sona include any additional Shuffle Content or any additional third party or public domain content (the

“Shuffle Requested Game”), Sona shall have the right to approve or disapprove, in its discretion, the request. In the event Sona approves the Shuffle Request, such additional content shall be integrated and mobilized by Sona for the Wireless Gaming System at the sole cost and expense of Sona. In the event Sona disapproves a Shuffle Requested Game, such additional content shall be integrated and mobilized by Sona for the Wireless Gaming System at the sole cost and expense of Shuffle Master, as negotiated by the parties; provided however, that Shuffle Master shall receive all consideration solely and directly generated by the disapproved Shuffle Requested Game whether received by Sona or Shuffle Master or Sona may elect not to integrate or mobilize the Shuffle Requested Game. For clarity, the disapproved Shuffle Requested Game shall be priced separately from the Wireless Gaming System, and the allocation of consideration deriving from the disapproved Shuffle Requested Game will be calculated separately from the allocation of consideration in the Licensing and Services Agreement.

NOTE: This Statement of Work is governed by the terms of that certain Master Services Agreement in effect between Sona and Shuffle Master. In the event of any inconsistency between the provisions of this Statement of Work and the Master Services Agreement, the provisions of the Amended and Restated Master Services Agreement shall govern unless this Statement of Work expressly and unambiguously states that the parties have agreed otherwise.

IN WITNESS WHEREOF, the parties have executed this Statement of Work as of the date last written below.

SONA MOBILE HOLDINGS CORP.		SHUFFLE MASTER, INC.
By:	/s/ Shawn Kreloff	By:	/s/ Paul Meyer
Name:	Shawn Kreloff	Name:	Paul Meyer
Title:	CEO	Title:	President & COO
Date:	2/28/07	Date:	3/1/2007

Attachment C

SONA SOFTWARE LIBRARIES

The Sona Software Libraries are comprised of the following source code libraries, run-time binaries, processes and other intellectual property:

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